SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	OPRX	Nasdaq Capital Market

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our Board of Directors approved an increase of shares of common stock to the number of shares covered by the Third Amended and Restated OptimizeRx Corp. 2013 Incentive Plan. The Fourth Amended and Restated OptimizeRx Corp. 2013 Incentive Plan (the “2013 Plan”) increases the shares issuable under the Plan by 500,000, from 2,500,000 shares to 3,000,000. Other than the change in the number of shares available under the 2013 Plan, no other changes were made to the 2013 Plan by the amendment. A copy of the 2013 Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The 2013 Plan provides for the issuance of shares of our common stock, in the form of stock grants, options and other securities, to directors, officers, employees, consultants and other service providers of our company. We plan to submit the increase in shares available under the 2013 Plan for stockholder approval later this year.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1	Fourth Amended and Restated OptimizeRx Corp. 2013 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas P. Baker
Douglas P. Baker
Chief Financial Officer

Date: March 12, 2020

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